Exhibit 5.1

Our ref                                                     VSL/756509-000001/14879558v2

WiMi Hologram Cloud Inc.

No. 6 Xiaozhuang, #101A

Chaoyang District, Beijing

People’s Republic of China

24 July 2019

Dear Sirs and/or Madams

WiMi Hologram Cloud Inc.

We have acted as Cayman Islands legal advisers to WiMi Hologram Cloud Inc. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain American depositary shares (the “ADSs”) representing the Company’s class B ordinary shares of par value US$0.0001 each (the “Shares”).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1                                         Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1                               The certificate of incorporation of the Company dated 16 August 2018 issued by the Registrar of Companies in the Cayman Islands.

1.2                               The amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 22 November 2018 (the “Pre-IPO Memorandum and Articles”).

1.3                               The second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 24 July 2019 and effective immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares (the “IPO Memorandum and Articles”).

Maples and Calder (Hong Kong) LLP

53rd Floor The Center 99 Queen’s Road Central Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 maples.com

Resident Hong Kong Partners: Mark Western (British Virgin Islands), Anthony B. Webster (Cayman Islands), Michelle Lloyd (Ireland), Greg Knowles (British Virgin Islands)

John Trehey (New Zealand), Ann Ng (Victoria (Australia)), Stacey Overholt (British Virgin Islands), Nick Harrold (England and Wales), Terence Ho (New South Wales (Australia))

Justin Pennay (Cayman Islands), L.K. Kan (England and Wales), W.C. Pao (England and Wales), Richard Spooner (England and Wales), Sharon Yap (New Zealand)

Aisling Dwyer (British Virgin Islands), Matthew Roberts (Western Australia (Australia)), Everton Robertson (England and Wales)

Non-Resident Partners: Alasdair Robertson (Cayman Islands), John Fowler (Cayman Islands), Kieran Walsh (Cayman Islands)

Cayman Islands Attorneys at Law | British Virgin Islands Solicitors | Irish Solicitors

1.4                               The written resolutions of the directors of the Company dated 24 July 2019 (the “Directors’ Resolutions”).

1.5                               The written resolutions of the shareholders of the Company dated 24 July 2019 (the “Shareholders’ Resolutions”).

1.6                               A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.7                               A certificate of good standing dated 15 July 2019, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8                               The Registration Statement.

2                                         Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1                               Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2                               All signatures, initials and seals are genuine.

2.3                               There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.4                               There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3                                         Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2                               The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$50,000 divided into (i) 25,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 200,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (iii) 275,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the IPO Memorandum and Articles.

3.3                               The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

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3.4                               The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4                                         Qualifications

In this opinion the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

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Director’s Certificate

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Director’s Certificate

24 July 2019

To:                   Maples and Calder (Hong Kong) LLP

53/F, The Center

99 Queen’s Road Central

Central, Hong Kong

Dear Sirs

WiMi Hologram Cloud Inc. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law, Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1                                         The Pre-IPO Memorandum and Articles remain in full force and effect and, except as amended by the Shareholders’ Resolutions adopting the IPO Memorandum and Articles, are otherwise unamended.

2                                         The Directors’ Resolutions were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3                                         The Shareholders’ Resolutions were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles and have not been amended, varied or revoked in any respect.

4                                         The authorised share capital of the Company is US$50,000 divided into 20,115,570 class A ordinary shares of par value of US$0.0001 each (the “Class A Ordinary Shares”), (ii) 466,967,730 class B ordinary shares of par value US$0.0001 each (the “Class B Ordinary Shares”), and (iii) 12,916,700 series A preferred shares of par value US$0.0001 each (the “Preferred Shares”).

5                                         The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$50,000 divided into (i) 25,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 200,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (iii) 275,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the IPO Memorandum and Articles.

6                                         The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

7                                         The directors of the Company at the date of the Directors’ Resolutions and as at the date of this certificate were and are as follows:

Jie Zhao

Fanhua Meng

Chengwei Yi

Yuanyuan Liu

Hongtao Zhao

8                                         Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of the Opinion.

9                                         To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

10                                  Upon the completion of the Company’s initial public offering of the ADSs representing the Shares, the Company will not be subject to the requirements of Part XVIIA of the Companies Law (2018 Revision).

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

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